EXHIBIT 3.141

DELAWARE
CERTIFICATE OF FORMATION

OF

[NAME OF COMPANY]

The undersigned, an authorized person, for the purpose of forming a limited liability company under the provisions and subject to the requirements of the State of Delaware (particularly Chapter 18, Title 6, Section 18-201 of the Delaware Limited Liability Company Act and the acts amendatory thereof and supplemental thereto) hereby certifies that:

1.	NAME

The name of the limited liability company is [Name of Company] (the “LLC”).

2.	REGISTERED OFFICE AND AGENT

The address of the LLC’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle. The name of the LLC’s registered agent at such address is The Corporation Trust Company.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of [Name of Company] this [Date].

By:	/s/ Carolyn Silva-Quagliato
Carolyn Silva-Quagliato
Authorized Person

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT CHANGING ONLY THE
REGISTERED OFFICE OR REGISTERED AGENT OF A
LIMITED LIABILITY COMPANY

The limited liability company organized and existing under the Limited Liability Company Act of the State of Delaware, hereby certifies as follows:

1.	The name of the limited liability company is
		[NAME OF COMPANY]	.

2.	The Registered Office of the limited liability company in the State of Delaware is changed to 2711 Centerville Road, Suite 400
	(street), in the City of	Wilmington

Zip Code	19808	. The name of the Registered Agent at such address upon whom process against this limited liability company may be served is
Corporation Service Company

By:	/s/ Dona Priebe
Authorized Person

Name:	Dona Priebe
Print or Type

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT CHANGING ONLY THE
REGISTERED OFFICE OR REGISTERED AGENT OF A
LIMITED LIABILITY COMPANY

The limited liability company organized and existing under the Limited Liability Company Act of the State of Delaware, hereby certifies as follows:

1.          The name of the limited liability company is [NAME OF COMPANY].

2.          The Registered Office of the limited liability company in the State of Delaware is changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, Zip Code 19801. The name of the Registered Agent at such address upon whom process against this limited liability company may be served is The Corporation Trust Company.

By:	/s/ Jennifer Kurz

Name: Jennifer Kurz

Title: Authorized Person